MusclePharm Corporation

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

[87% of grant] Shares of Restricted Stock of
MusclePharm Corporation

THIS CERTIFIES that on July __, 2013, [NAME] (“Holder”) was granted [87% OF SHARE GRANTED] ([insert # = to 87% of shares granted]) shares of fully paid and non-assessable shares (“Shares”) of the Restricted Stock (par value $0.001 per share) of MusclePharm Corporation (the “Corporation”), a Nevada corporation. A determination of the Compensation Committee of the Board of Directors of the Company (the “Committee”) as to any questions which may arise with respect to the interpretation of the provisions of this award shall be final.

TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1.          Vesting. The Shares shall vest according to the following schedule, provided that Holder remains continuously employed as an employee of the Corporation (except as outlined in Section 9(d) of this Agreement) from the date hereof through the applicable vesting date:

Vesting Date	Number of Shares Vesting

December 31, 2015	[INSERT 87% OF SHARES GRANTED] Shares

The Committee may accelerate any vesting date of the Shares, in its discretion, if it deems such acceleration to be desirable. Notwithstanding any contrary provision set forth herein, the vesting date of the Shares shall accelerate in full upon the earlier of: (a) a Change in Control (as defined in Section 8 of this Agreement), (b) the date on which that certain employment agreement dated [_________], as amended, between the Corporation and the Holder (the “Employment Agreement”) expires in accordance with its terms, or (c) pursuant to Section 9(d) of this Agreement.

2.          Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

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3.          Investment Representations and Related Matters. The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution. The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

4.          No Right To Continued Employment; Forfeiture. This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

5.          Construction. This agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

6.          Dilution. Nothing in this agreement will restrict or limit in any way the right of the Committee to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

7.          Legends. The Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OR COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING PURSUANT TO THAT CERTAIN RESTRICTED STOCK AGREEMENT DATED JULY __, 2013 BETWEEN MUSCLEPHARM CORPORATION AND THE HOLDER.

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8.          Change in Control. (a) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

(i)          a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(ii)         the Corporation shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(iii)        the Corporation shall sell substantially all of its assets to another corporation that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries and their affiliates; or

(iv)        a person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates.

(b) If, at any time, the Corporation shall effect a Change in Control transaction, then, on the date of the occurrence of such Change in Control transaction all of the remaining Shares then not yet vested shall immediately vest.

9.          Termination.

(a) All then unvested Shares shall be forfeited and reacquired by the Corporation upon the termination of the Holder’s employment with the Corporation, upon the date of such termination, if such termination is effected by either (i) the Corporation, for “Cause” (as defined below), or (ii) the Holder for any reason other than “Good Reason” (as defined below), provided that, the Committee may determine in any individual case, that restrictions or forfeiture conditions relating to the Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of the Shares.

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(b) For the purposes of this Agreement, “Cause” shall mean:

(i)          conviction of a felony or a crime involving fraud or moral turpitude; or

(ii)         theft, material act of dishonesty or fraud, intentional falsification of any employment or Corporation records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Corporation; or

(iii)        intentional or reckless conduct or gross negligence materially harmful to the Corporation or the successor to the Corporation after a Change in Control , including violation of a non-competition or confidentiality agreement; or

(iv)        willful failure to follow lawful instructions of the person or body to which participant reports; or

(v)         gross negligence or willful misconduct in the performance of participant’s assigned duties.  Cause shall not include mere unsatisfactory performance in the achievement of participant’s job objectives.

(c) For purposes of this Agreement, “Good Reason” shall exist upon the occurrence of the following:

(i)          the assignment to the Holder of any duties inconsistent with the position in the Corporation that Holder held immediately prior to the assignment;

(ii)         a Change of Control resulting in a significant adverse alteration in the status or conditions of Holder’s participation with the Corporation or other nature of Holder’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Holder’s responsibilities immediately prior to such Change in Control; and

(iii)        the failure by the Company to continue to provide Holder with benefits substantially similar to those enjoyed by Holder prior to such failure.

(d) Notwithstanding anything contained in Section 1 of this Agreement, if the Holder’s employment with the Corporation shall be terminated by the Corporation for any reason other than for Cause, or by the Holder for Good Reason, then, on the date of the occurrence of such termination all of the remaining Shares then not yet vested shall immediately vest.

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10.         Notices. Any notice hereunder to the Corporation shall be addressed to it c/o MusclePharm Corporation 4721 Ironton Street, Building A, Denver, CO 80239, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

11.         Counterparts. This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

12.         Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: July __, 2013	MUSCLEPHARM CORPORATION

By:
		Name:	Brad Pyatt
		Title:	CEO and President

ACCEPTED AND ACKNOWLEDGED:

By:
Print Name: [_______]

Dated:	July __, 2013

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